                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             ELJER INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

                             ELJER INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

  (4) Proposed maximum aggregate value of transaction:
- - --------
/1/Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                 17120 Dallas Parkway
                                 Dallas, Texas 75248
                                 Tel: (214) 407-2600

 [ELJER INDUSTRIES LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 21, 1994

                                                                      Dallas,
                                                                      Texas
                                                                      May 6,
                                                                      1994

To the Stockholders of ELJER INDUSTRIES, INC.:

  Notice is hereby given that the annual meeting of stockholders of Eljer Industries, Inc., a Delaware corporation (the "Company"), will be held at The Addison Conference & Theatre Centre at 15650 Addison Road, Addison, Texas, on Tuesday, June 21, 1994, at 9:00 a.m., local time, for the following purposes:

    1. To elect one director to serve for a term of three years;

    2. To ratify the appointment of Arthur Andersen & Co. as the independent auditors of the Company; and

    3. To transact any other business which may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on April 29, 1994 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas, during normal business hours for a period of 10 days prior to the meeting.

  A record of the Company's activities during 1993 and financial statements for the fiscal year ended January 2, 1994 are contained in the Company's 1993 Annual Report. The Annual Report, which has previously been delivered to stockholders, does not form any part of the material for solicitation of proxies.

                                          By Order of the Board of Directors

                                          Edward W. Fordyce, Jr.
                                          Vice President--General Counsel
                                               and Secretary

                                  [ART LOGO]
. Place of Annual Meeting
  The Addison Conference & Theatre Centre is located at 15650 Addison Road, Addison, Texas, approximately 18 miles northeast of Dallas/Ft. Worth International Airport.
  Stockholders attending the meeting who will be using LBJ Freeway (I-635) should exit north onto the Dallas North Tollway, travel north to the Belt Line Road exit. Turn west (left) on Belt Line to Addison Road, turn north (right) on Addison Road. The Addison Conference & Theatre Centre is located on the right.

[ELJER INDUSTRIES LOGO]

                                17120 Dallas Parkway
                                Dallas, TX 75248
                                Tel: (214) 407-2600

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 21, 1994

  This proxy statement is furnished to stockholders of Eljer Industries, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy is May 6, 1994.

  The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, certain officers, directors or employees of the Company or its subsidiaries may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph without special compensation for their services. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock (as defined below) held of record by such brokerage firms and other custodians, nominees and fiduciaries and the Company will reimburse such firms and persons for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at a fee of $3,500 plus certain expenses.

  Proxy Cards. The enclosed proxy card serves to appoint proxies for record holders of Common Stock of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTOR NAMED IN THE PROXY AND FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS. Any stockholder giving a proxy may revoke it at any time before it is exercised by giving written or oral notice of such revocation to the Secretary of the Company.

  Voting Procedures and Tabulation. The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

  The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on the nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of broker abstentions and non-votes, as to the ratification of the appointment of independent auditors. The treatment and effect of abstentions and broker non-votes under Delaware law and the Company's Certificate of Incorporation and By-laws are described below. An abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. An abstention with respect to the proposal on ratification of the appointment of auditors will as a vote against the proposal. The shares represented by a broker non-vote (or other limited proxy) as to such proposal will be counted toward the meeting quorum but will not be entitled to be voted on the proposal at the meeting and therefore will not be considered a part of the voting power present with respect thereto. This will have the effect of reducing the number of shares required to be voted in favor of the proposal in order to approve it.

  YOUR VOTE IS IMPORTANT TO THE COMPANY. EVEN IF YOU EXPECT TO ATTEND THE 1994 ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. COMPLETING THE ENCLOSED PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND THE MEETING.

                               VOTING SECURITIES

  The only voting security of the Company outstanding is its Common Stock, par value $1.00 per share ("Common Stock"). Only holders of record of Common Stock at the close of business on April 29, 1994, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 7,107,326 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the directors are to be divided into three classes with respect to the time for which they hold office. At each annual meeting of stockholders of the Company, successors of the class whose term of office expires in that year are to be elected for a three-year term or until their successors have been duly elected and qualified. The terms of two directors, C. A. Rundell, Jr. and Jerre L. Stead, will expire at the 1994 Annual Meeting. Mr. Stead has declined to stand for re-election. The Company's By-laws also provide that the number of directors constituting the entire Board of Directors shall be fixed from time to time by a resolution adopted by a majority of the whole Board. The Board of Directors has determined that it will not nominate a person to serve as a director to succeed Mr. Stead and has adopted a resolution reducing the number of directors from seven to six, effective at the expiration of Mr. Stead's term. Mr. Rundell has been nominated for re-election. If re-elected, Mr. Rundell will serve until the 1997 annual meeting of stockholders of the Company or until his successor has been duly elected and qualified.

  The Company's By-laws establish certain procedures for stockholder nominations of candidates for directors. Those procedures are set forth below in the section entitled "Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors."

  The parties named in the enclosed proxy intend to vote the shares represented thereby FOR the election of Mr. Rundell unless the proxy is marked otherwise. Mr. Rundell has agreed to serve as a director if elected and the Company has no reason to believe that he will be unable to serve. In the event Mr. Rundell becomes unwilling or unable to serve, however, the persons named in the enclosed proxy will vote such proxy for such other person as the Board of Directors may nominate for director.

  Set forth below is information regarding each of the directors and the nominee for director of the Company. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years.

                        CLASS WHOSE TERM EXPIRES IN 1994

C. A. RUNDELL, JR.,
age 62, director since           Mr. Rundell serves as a consultant to and/or
October 1992                     as a member of the boards of directors of a
                                 number of companies. His business is
                                 conducted under the name Rundell Enterprises, a sole proprietorship. Mr. Rundell is also a director of Bollinger Industries, Inc.,
                                 Inter-Regional Financial Group, Inc., NCI
                                 Building Systems, Inc., Redman Industries,
                                 Inc., Tandy Brands Accessories, Inc. and
                                 Tyler Corporation.

                        CLASS WHOSE TERM EXPIRES IN 1995

SCOTT G. ARBUCKLE,
age 62, director since           Mr. Arbuckle has served as President and
February 1990                    Chief Executive Officer of the Company since
                                 February 1990. Mr. Arbuckle served as
                                 Executive Vice President of the Company from
                                 April 1989 to February 1990. He served as
                                 Group Vice President-HVAC of Household
                                 Manufacturing, Inc. and President of its Selkirk division from 1987 to April 1989.
                                 From 1982 to 1987, Mr. Arbuckle served as an
                                 Executive Vice President of Household
                                 Manufacturing. He held various positions with Household Manufacturing and its predecessors from 1963 to 1982.

WALTER C. MINNICK,
age 51, director since April     Since 1979, Mr. Minnick has been President
1993                             and Chief Operating Officer and a director,
                                 and since 1986, Chief Executive Officer, of
                                 TJ International Inc., a manufacturer and distributor of specialty building products.
                                 From 1974 to 1979, Mr. Minnick was employed by TJ International in various other capacities, including Corporate Secretary,
                                 National Manufacturing Manager and Vice
                                 President, Division Operations. Prior
                                 thereto, he was Deputy Assistant Director of the Office of Management and Budget of the United States in 1972 and 1973 and a member of the White House staff, serving as Staff
                                 Assistant to the President, Domestic Council, in 1971 and 1972. He is also a director of MacMillan Bloedel, Ltd.

PAUL E. PRICE,
age 59, director since           Mr. Price served in various capacities with
February 1993                    The Quaker Oats Company from 1972 until his
                                 retirement in June 1991 and most recently, served as its Senior Vice-President, Finance and Chief Financial Officer from 1988 until his retirement. He also served as President of the Fisher Price Toys division during 1990 and in 1987 and 1988 as Executive Vice-
                                 President of the International Grocery
                                 Products division of Quaker Oats. Mr. Price is also a director of DeSoto, Inc. and Xytronyx, Inc.

                        CLASS WHOSE TERM EXPIRES IN 1996

FRANK J. MORGAN,
age 68, director since April     Mr. Morgan has served as Chairman of the
1989                             Board of the Company since December 1990. Mr.
                                 Morgan served as President and Chief
                                 Operating Officer of The Quaker Oats Company, an international marketer of foods, pet foods and toys, from 1983 to 1990. Prior thereto, he held various positions with Quaker Oats since 1964. He is also a director of The
                                 Molson Companies Limited.

JOHN H. DEININGER,
age 62, director since April     In October 1993, Mr. Deininger became
1989                             President, Chief Executive Officer and a
                                 director of Union City Body Co., L.P., a manufacturer of custom delivery van bodies.
                                 He previously served as Senior Advisor of Manufacturing and Industrial Mergers and
                                 Acquisitions Projects for Mancuso & Co., an investment banking firm, from 1990 to September 1993. He served as Executive Vice
                                 President of Illinois Tool Works, Inc., a manufacturer of industrial products and components from 1986 through 1990. Prior thereto, he was President, Chief Operating
                                 Officer and a director of Signode Industries, Inc., a supplier of industrial packaging. Mr.
                                 Deininger is also a director of Joslyn Corp.

BOARD MEETINGS AND COMMITTEES

  During 1993, the Board of Directors of the Company held seven meetings and took one action by unanimous written consent in lieu of a meeting. Each of the directors of the Company attended at least 75 percent of the aggregate total number of meetings of the Board of Directors and meetings of any committee of the Board on which that director served and which took place subsequent to his election as a director, except Jerre Stead, who attended more than 50 percent of such meetings. The Board of Directors has standing Audit, Compensation and Executive Committees. It does not have a standing nominating committee.

  The Audit Committee reviews the scope and results of the audit by the Company's independent auditors, makes recommendations to the Board as to the selection of independent auditors and has approval authority with respect to services provided by the independent auditors. In addition, it reviews systems of internal control, reviews accounting policies and procedures and directs and supervises investigations into matters within the scope of its duties. The members of this committee are Messrs. Deininger (chairperson), Morgan, Rundell, Stead, Minnick and Price. The Audit Committee met three times in 1993.

  The Compensation Committee reviews the cash compensation of management personnel and takes action on all salary changes for certain management personnel. In addition, it administers all aspects of the various management stock incentive plans and awards stock-based compensation to executive officers and employees of the Company. The members of this committee are Messrs. Stead (chairperson), Morgan, Deininger, Rundell, Minnick and Price. The Board of Directors will choose a chairperson from among the remaining members of the committee to replace Mr. Stead. The Compensation Committee met three times in 1993. The Board of Directors had a separate Stock Option Committee until June of 1993 when the committee was dissolved because its membership was identical to the membership of the Compensation Committee.

DIRECTORS' FEES AND COMPENSATION

  Directors who are not employees of the Company or any of its subsidiaries receive for their services a retainer fee currently payable in shares of the Company's Common Stock at the rate of approximately $16,000 in market value per annum and a fee of $800 in cash for each Board or committee meeting attended. In addition, each chairperson of a committee of the Board who is not an employee of the Company or any subsidiary receives for his services as chairperson a retainer fee payable in shares of the Company's Common Stock at the rate of approximately $2,000 in market value per annum. The Company transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of stockholders of the Company based on the market value of the Company's Common Stock at that time. Non-employee directors who are elected to the Board between annual stockholder meeting dates are entitled to receive a pro rata portion of the retainer fees for their services based on the number of days from the date of their election until the next annual meeting of stockholders. Directors who are employees of the Company or any subsidiary do not receive any fees for Board or committee service. The Company reimburses all directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

  In 1992, the Company adopted a retirement plan for directors of the Company who are not employees of the Company or any of its subsidiaries. Under the plan, an eligible director who has three or more years of credited service as a director is entitled to receive upon his or her retirement from the Board of Directors an annual payment in cash equal to the amount of the per annum director retainer fee in effect for the year in which he or she retired. The annual retirement entitlement is payable for a period of years equal to the number of years he or she served as a Board member but not to exceed 10 years.

  Frank J. Morgan, a director of the Company since April 1989, became Chairman of the Board and an employee of the Company in December 1990. In 1991 and 1992, Mr. Morgan received cash compensation of $150,000 and $200,000, respectively, for his services as Chairman and participated in the Executive Incentive

Compensation Program and the Long-Term Executive Incentive Compensation Plan. In 1993, the Board of Directors restructured the Chairman's office from that of a salaried executive officer position to one occupied by an independent non-employee director. Mr. Morgan has continued to serve as Chairman of the Board as a non-employee director and is compensated, effective January 1, 1993, at the rate of $100,000 annually for his services. Mr. Morgan also receives the retainer fee and cash payments for meetings as a non-employee director of the Company. As a non-employee director, Mr. Morgan participates in the retirement plan for directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Frank J. Morgan, Chairman of the Board of the Company, and who was an employee until February 16, 1993, serves on the Compensation Committee.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to the only persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                            COMMON STOCK
                                                         BENEFICIALLY OWNED
                                                        -----------------------
NAME AND ADDRESS                                         NUMBER       PERCENT
OF BENEFICIAL OWNER                                     OF SHARES   OF CLASS(1)
- - -------------------                                     ---------   -----------
Gabelli Funds, Inc.....................................  853,900(2)    12.0%
 655 Third Avenue
 New York, New York 10017
James P. Lennane.......................................  493,100(3)     6.9%
 4820 Bayshore Drive
 Suite D
 Naples, Florida 33962

- - --------
(1) As of April 29, 1994, there were outstanding 7,107,326 shares of Common Stock, the only class of voting stock of the Company outstanding.
(2) The number of shares is based on information contained in a Schedule 13D, as amended through Amendment No. 11 thereto, filed with the SEC by Gabelli Funds, Inc. and certain of its affiliates, which reflects their beneficial ownership of shares of Common Stock as of March 22, 1994. Gabelli Funds and such affiliates reported that they may be deemed to have sole voting power with respect to 816,400 shares and sole dispositive power over 853,900 shares.
(3) The number of shares is based on information contained in a Schedule 13D, as amended through Amendment No. 2 thereto, filed with the Securities and Exchange Commission (the "SEC") by James P. Lennane, Bette M. Byouk and Susan Kahl Lennane which reflects their beneficial ownership of shares of Common Stock as of February 7, 1994. According to the filing, Mr. Lennane has sole voting and dispositive power over the entire 493,100 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth as of March 31, 1994 the beneficial ownership of Common Stock (the only equity security of the Company) by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing in this Proxy Statement and all directors and executive officers as a group.

                                                             COMMON STOCK
                                                             BENEFICIALLY
                                                               OWNED(1)
                                                           -------------------
                                                           NUMBER
                                                             OF       PERCENT
                                                           SHARES     OF CLASS
                                                           -------    --------
Directors
 Scott G. Arbuckle........................................  87,125(2)   1.2%
 John H. Deininger........................................  21,553        *
 Walter C. Minnick........................................   3,521        *
 Frank J. Morgan..........................................  23,765(3)     *
 Paul E. Price............................................   2,804        *
 C. A. Rundell, Jr........................................   6,223        *
 Jerre L. Stead...........................................   6,799        *
Named Executive Officers (excluding any director named
 above) and Group
 Edward W. Fordyce, Jr....................................   2,000(4)     *
 James A. Harris..........................................  29,947(5)     *
 James F. Thomason........................................  26,217(6)     *
 Charles R. Wackenhuth....................................  28,791(7)     *
 All directors and executive officers as a group (13 per-
  sons)................................................... 262,896(8)   3.6%

- - --------
  *Beneficial ownership represents less than one percent of the outstanding
     Common Stock.
(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.
(2) Includes 71,796 shares Mr. Arbuckle currently has the right to acquire pursuant to stock options; 8,079 shares held for the account of Mr. Arbuckle under the Eljer Tax Reduction Investment Plan ("TRIP"), with respect to which Mr. Arbuckle has sole voting power and dispositive power, subject to the terms of the TRIP; and 1,600 shares held jointly by Mr. Arbuckle and his wife with respect to which they share voting and dispositive power.
(3) Includes 760 shares held for the account of Mr. Morgan under the TRIP, with respect to which Mr. Morgan has sole voting power and dispositive power, subject to the terms of the TRIP.
(4) Consists of 2,000 shares Mr. Fordyce currently has the right to acquire pursuant to stock options.
(5) Includes 18,100 shares Mr. Harris currently has the right to acquire pursuant to stock options; 1,697 shares held for the account of Mr. Harris under the TRIP with respect to which Mr. Harris has sole voting power and dispositive power, subject to the terms of the TRIP; and 10,000 shares of restricted stock, with respect to which Mr. Harris has sole voting power, but no dispositive power. The restricted period for 5,000 of such shares of restricted stock, which were granted in 1993, terminates on February 16, 1996 and the restricted period for the remainder of such shares, which were granted in 1994, terminates on February 15, 1997.

(6) Includes 20,800 shares Mr. Thomason currently has the right to acquire pursuant to stock options and 1,722 shares held for the account of Mr. Thomason under the TRIP, with respect to which Mr. Thomason has sole voting power and dispositive power, subject to the terms of the TRIP.
(7) Includes 22,871 shares Mr. Wackenhuth currently has the right to acquire pursuant to stock options; 5,720 shares held for the account of Mr. Wackenhuth under the TRIP with respect to which Mr. Wackenhuth has sole voting power and dispositive power, subject to the terms of the TRIP; and 200 shares held jointly by Mr. Wackenhuth and his wife with respect to which they share voting and dispositive power.
(8) Includes 148,367 shares subject to currently exercisable stock options; 19,329 shares held for the account of such persons under the TRIP; and 20,000 shares of restricted stock.

                             EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee. The Board designates the members and the Chairman of the committee. At the present time, the Compensation Committee is comprised of directors who are not employees of the Company. The Compensation Committee establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Company's Executive Incentive Compensation Program, 1991 Long-Term Performance Plan and the Long-Term Executive Incentive Compensation Plan and awards stock-based compensation to executive officers and employees of the Company.

  The following is a report submitted by members of the Compensation Committee addressing the Company's compensation policy as it related to the executive officers for fiscal 1993. The report and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities established under Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE

To the Stockholders of Eljer Industries, Inc.:

  As members of the Compensation Committee of the Board of Directors (the "Committee") it is our responsibility to review and set compensation levels of the executive officers of the Company, evaluate the performance of management and consider management succession and related matters. All decisions of the Committee are reviewed by the full Board.

  The Committee retains the services of Hewitt Associates L.L.C., a compensation and benefits consulting firm ("Hewitt Associates"), to provide information to the Committee to assist it in connection with the performance of its duties. Hewitt Associates provides advice to the Committee with respect to the compensation of executive officers of the Company. The Committee takes into account the performance of the Company and how compensation paid by the Company compares to compensation paid by a comparator group of companies. Members of the Committee also review various compensation surveys provided during the year by Hewitt Associates. Competitors chosen for comparison purposes in the compensation area generally are not the same companies which comprise the peer group index in the performance graph included in this Proxy Statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily those companies that would be included in the peer group established for comparing stockholder returns.

  In establishing executive compensation, the Committee neither bases its decisions entirely on quantitative relative weights of various factors, nor does it follow a mathematical formula. Rather, the Committee exercises discretion and makes judgments after considering all factors that are deemed relevant, including the achievement of certain objective targets set by the Committee relating to the Company's financial performance.

  Executive compensation policies are designed to use executive pay as incentive to promote the Company's overall business strategies, values and management initiatives. The policies are intended to (i) attract and retain those kinds of executives who are considered essential to the long-term success of the Company through the salaried administration program; (ii) support a performance-based environment that rewards achievement of established Company goals and corporate performance through the payment of cash awards annually; and (iii) reward executives for long-term strategic management and the enhancement of stockholder value through stock-based and long-term incentive awards. In addition, the Committee has attempted to preserve the deductibility to the Company of compensation paid to executive officers, but has not yet adopted a formal policy in response to recent changes in federal tax laws regarding the deductibility of compensation.

  For 1993, as in years past, the Company's executive compensation program consisted of three elements: base salary, annual incentive bonus and stock-based, long-term incentive compensation. In its compensation decisions with respect to 1993, the Committee took particular note of the management skills, abilities and dedication needed in order for the Company to continue to make progress in resolving financial, legal and operating difficulties facing the Company. The Committee attempts to structure executive compensation packages so that the compensation paid to the Company's executive officers, both individually and collectively, will rank in the median range of the compensation reported by the comparator companies.

BASE SALARIES

  In establishing the base salaries for executive officers, the Committee considers the individual executive's level of responsibility. That responsibility is compared to compensation surveys provided in large part by Hewitt Associates. In 1993, these surveys included a report of 110 middle market manufacturing and service companies, and the market data of general industry companies of similar size. Salaries for the executives are reviewed by the Committee on an annual basis and may be increased at that time on the basis of the individual performance, and changes in pay levels at the comparator companies and in industry in general. The Committee feels that a larger portion of executive compensation opportunity should consist of performance-based incentives. Consequently, the Company's salaries continue to rank in the low to mid-point range of base salaries reported by comparator companies for the year 1993.

  Effective February 16, 1993, the salary of Scott G. Arbuckle, the Company's chief executive officer ("CEO"), was raised from $325,000 to $350,000--an increase of approximately 7 1/2%. In fixing the CEO's salary, the Committee took into account the Company's continued financial and operational progress and determined that a merit base salary increase was in order. The Committee based the amount of the increase partly on industry averages for pay increases for chief executive officers, which indicated a median percentage pay increase of 4 1/2% to 5 1/2% per annum.

ANNUAL INCENTIVES

  Bonuses awarded under the Executive Incentive Compensation Program consist of a discretionary portion and a non-discretionary portion that is based on the achievement of objectives established each year by the Committee with respect to net income per share and return on assets. In February 1993, the Committee established 1993 performance goals for the Company's executive officers. The Committee determined that one-third of each officer's bonus would be based on whether a net income per share target was met, one-third on whether a return on assets target was met and one-third would be discretionary with consideration given to the achievement of certain individual performance objectives established for each officer.

  In December 1993 and in February 1994, the Committee met, reviewed the continued improved operating performance of the Company in fiscal 1993 and determined that the earnings per share and return on assets targets established by the Committee under the bonus program had been met or exceeded. The Committee also reviewed the CEO's and the other executive officers' success in meeting individual performance objectives. Based on its evaluation of all factors, the Committee concluded that the CEO and other executive officers achieved improvements in long-term financial performance and continued to posture the Company for stability and future growth, and awarded commensurate bonuses. The bonus payments exceeded target levels because the operating performance of the Company exceeded target performance levels. The Committee believes that the bonuses paid to the CEO and other executives for services in 1993, as a percentage of base salary, are in keeping with the improvements made to operations.

LONG-TERM INCENTIVES

  Stock-based awards under the Long-Term Executive Incentive Compensation Plan strengthen the ability of the Company to attract, motivate and retain capable executives and more closely align the interests of management with those of stockholders. Long-term awards granted in 1993 under this plan consisted of non-qualified stock options and restricted stock. Unlike cash, the value of stock options, and to a lesser extent restricted stock, will not be immediately realized by the executive. Stock options are granted with exercise prices equal to the prevailing market value of the underlying stock on the date of grant, and will only have value if the Company's stock price increases, resulting in a commensurate benefit for the Company's stockholders. Generally, options vest in equal amounts over four years and executives must be employed by the Company or an affiliate at the time of vesting in order to exercise the options. Restricted Stock is subject to a restricted period during which the stock will be forfeited if the executive's employment is terminated and during which the stock cannot be transferred. The restricted period is generally three years. Restricted stock awards are made to enhance the retention of key executives.

  The Committee considers the grant of stock-based compensation to executive officers and key managers on an annual basis. The amount of stock-based compensation awarded is generally based upon the position held by an executive and his expected contribution to the Company's future growth and profitability. In granting stock-based compensation, the Committee considers awards reflected in compensation surveys and attempts to base awards at the mid-level indicated by the practices among the comparator companies. The Committee did not reprice any options in 1993, and has not considered it necessary to establish target stock ownership levels for its executive officers.

  In accordance with the foregoing guidelines, the CEO was granted options to purchase 50,000 shares of Common Stock in 1993. The Committee believes that top executives are best motivated by the opportunity for equity ownership and that fact, coupled with practices at the comparator companies, suggested 50,000 shares as an appropriate size of the option grant to the CEO.

  No awards previously granted under the Company's 1991 Long-Term Performance Plan were earned during the three-year performance period ended March 31, 1993 because performance targets were not achieved. In 1993, the Committee established new long-term incentive awards under the Company's 1991 Long-Term Performance Plan for the performance period ending December 31, 1995, and established the cumulative earnings per share targets relating to those awards.

SUMMARY

  The Committee believes that executive compensation levels during fiscal 1993 adequately reflect the Company's compensation goals and policies.

                                          Compensation Committee

                                          Jerre L. Stead, Chairman
                                          Frank J. Morgan
                                          John H. Deininger
                                          C. A. Rundell, Jr.
                                          Walter C. Minnick
                                          Paul E. Price

COMPENSATION SUMMARY

  The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid to the CEO and the other four most highly compensated executive officers of the Company whose combined salary and bonus for 1993 exceeded $100,000 (collectively, the "named executive officers") for the years indicated.

                          SUMMARY COMPENSATION TABLE

                                                            LONG TERM COMPENSATION
                                                          ---------------------------
                                  ANNUAL COMPENSATION           AWARDS        PAYOUTS
                              --------------------------- ------------------- -------
  (A)                    (B)    (C)      (D)       (E)       (F)       (G)      (H)      (I)
                                                  OTHER   RESTRICTED
NAME AND                                         ANNUAL     STOCK                     ALL OTHER
PRINCIPAL                                        COMPEN-    AWARD    OPTIONS/  LTIP    COMPEN-
POSITION                 YEAR  SALARY  BONUS(2) SATION(3)   (#)(4)   SARS (#) PAYOUTS SATION(5)
- - ---------                ---- -------- -------- --------- ---------- -------- ------- ---------
Scott G. Arbuckle,       1993 $350,000 $250,000  $41,970       --     50,000    $--   $392,216(6)
 President and CEO       1992  325,000  130,000   12,056       --     35,000     --    442,745(6)
                         1991  300,000   75,000   11,957       --     17,000     --      7,051
James F. Thomason,       1993 $179,000 $107,400  $15,149       --      8,000    $--   $  7,512
 V.P. Manufacturing      1992  170,000   71,400   11,843       --      9,000     --      5,426
                         1991  157,875   31,575   41,455       --     10,000     --      3,611
James A. Harris,         1993 $125,300 $ 75,180  $13,359    5,000      8,000    $--   $  5,049
 V.P. Sales/Marketing    1992  118,200   43,000   12,447       --      8,500     --      3,998
                         1991  100,544   15,082   11,843       --      7,000     --      3,352
Edward W. Fordyce, Jr.,  1993 $131,460 $ 65,730  $12,500       --      8,000    $--   $    329
 V.P. General Counsel(1) 1992   75,175   30,070    7,380       --         --     --         --
                         1991       --       --       --       --         --     --         --
Charles R. Wackenhuth,   1993 $119,650 $ 62,220  $13,273       --      8,000    $--   $  4,998
 V.P. Human Resources    1992  113,950   46,947   13,026       --      8,500     --      3,902
                         1991  107,500   16,125   11,690       --      7,000     --      3,585

- - --------
(1) Mr. Fordyce became an employee of the Company in May 1992.
(2) Annual bonus amounts are earned and accrued during the fiscal years indicated and paid in the following year.
(3) Amounts consist of automobile lease payments made by the Company and also include tax planning services for the executives. In addition, the Company reimbursed Mr. Thomason $29,861 for moving expenses in 1991.
(4) As of January 2, 1994, the only shares of restricted stock outstanding that were granted to the named executive officers were the 5,000 shares granted to James A. Harris in 1993. The aggregate value of these shares of restricted stock based on the closing sales price of the Company's Common Stock on the date of grant ($8.9375 per share) was approximately $48,687.50. The restricted period with respect to such shares will terminate on February 16, 1996. During the period Mr. Harris holds the restricted stock, he is entitled to receive dividends thereon at the same time and rate as holders of Common Stock.
(5) Except as noted in footnote 6 below, these amounts represent matching contributions by the Company to the TRIP and the Supplemental Plan (see "Defined Benefit Plans" below) on behalf of the named individuals.
(6) With respect to Mr. Arbuckle, these amounts include lump sum retirement payments of $377,816 in 1993 and $430,574 in 1992 earned pursuant to pension benefits accrued under the Eljer Supplemental Benefit Plan. The payments reflect benefits as of December 31, 1991 and December 31, 1993, respectively, accrued over 28 and 30 years of service, respectively, a significant amount of which was earned prior to his becoming President and Chief Executive Officer of the Company.

OPTION/SAR GRANTS

  The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended January 2, 1994 to each of the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL
                                                                   REALIZABLE VALUE
                                                                   AT ASSUMED ANNUAL
                                                                    RATES OF STOCK
                                                                         PRICE
                                                                   APPRECIATION FOR
                        INDIVIDUAL GRANTS                           OPTION TERM(1)
- - ------------------------------------------------------------------ -----------------
          (A)                (B)        (C)       (D)       (E)       (F)      (G)
                                    % OF TOTAL
                          OPTIONS/   OPTIONS/
                            SARS       SARS
                          GRANTED   GRANTED TO EXERCISE
                         (NUMBER OF EMPLOYEES   PRICE
                           SHARES)  IN FISCAL    PER    EXPIRATION
NAME                        (2)        YEAR     SHARE      DATE     5%(3)    10%(4)
- - ----                     ---------- ---------- -------- ---------- -------- --------
Scott G. Arbuckle, CEO..   50,000     47.2%     $8.94    2/16/03   $281,150 $712,500
James F. Thomason.......    8,000      7.5%     $8.94    2/16/03   $ 44,984 $114,000
James A. Harris.........    8,000      7.5%     $8.94    2/16/03   $ 44,984 $114,000
Edward W. Fordyce, Jr...    8,000      7.5%     $8.94    2/16/03   $ 44,984 $114,000
Charles R. Wackenhuth...    8,000      7.5%     $8.94    2/16/03   $ 44,984 $114,000

- - --------
(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(2) Options granted in 1993 were without SARs.
(3)Represents an assumed market price per share of Common Stock of $14.563.
(4) Represents an assumed market price per share of Common Stock of $23.19.

OPTION/SAR EXERCISES

  The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the year ended January 2, 1994, and the unexercised options held and the value thereof at that date, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1993
                         AND 1/2/94 OPTION/SAR VALUES

                           SHARES               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                          ACQUIRED             OPTIONS/SARS AT 01/2/94    IN-THE-MONEY OPTIONS/
                         ON EXERCISE                  (SHARES)               SARS AT 01/2/94
                         (NUMBER OF   VALUE   ------------------------- -------------------------
NAME                       SHARES)   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- - ----                     ----------- -------- ----------- ------------- ----------- -------------
Scott G. Arbuckle.......     -0-       -0-      71,796       59,250         -0-          -0-
Jamees F. Thomason......     -0-       -0-      19,100       14,700         -0-          -0-
James A. Harris.........     -0-       -0-      18,100       12,000         -0-          -0-
Edward W. Fordyce, Jr...     -0-       -0-       2,000        6,000         -0-          -0-
Charles R. Wackenhuth...     -0-       -0-      22,871       12,000         -0-          -0-

LONG-TERM INCENTIVE PLAN AWARDS

  No awards previously granted under the Company's 1991 Long-Term Performance Plan were earned during the three-year performance period ended March 31, 1993 because performance targets were not achieved. No other long-term incentive awards were paid during 1993.

DEFINED BENEFIT PLANS

  The following table illustrates the amount of annual pension benefits on a straight-life annuity basis for eligible employees retiring at age 65 in the specified remuneration and years-of-service classifications under the Retirement Plan, the Excess Plan and Supplemental Plan discussed below. Offsets for Social Security payments and other offsets provided for in the plans are reflected in this table.

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE AT RETIREMENT
                                    --------------------------------------------
REMUNERATION                           15       20       25       30       35
- - ------------                        -------- -------- -------- -------- --------
$ 155,000.......................... $ 30,980 $ 41,306 $ 51,633 $ 61,960 $ 72,286
  200,000..........................   42,230   56,306   70,383   84,460   98,536
  300,000..........................   64,730   86,306  107,883  129,460  151,036
  400,000..........................   87,230  116,306  145,383  174,460  203,536
  500,000..........................  109,730  146,306  182,883  219,460  256,036
  750,000..........................  165,980  221,306  276,633  331,960  387,286
 1,500,000.........................  334,730  446,306  557,883  669,460  781,036

  The Retirement Plan for Salaried Employees of Eljer Manufacturing, Inc. (the "Retirement Plan") is a noncontributory, defined benefit plan for certain of its salaried employees. The amount of a participant's pension benefits depends primarily on years of employment, age at retirement and average annual compensation (salary plus bonus, whether paid in cash or stock) for the five successive highest-paid employment years out of the employee's last 10 years of employment. Participants become fully vested in their accrued pension benefits after five years of service.

  The Company maintains two non-qualified, unfunded benefit plans (the "Excess Plan" and the "Supplemental Plan") pursuant to which benefits of certain participants under the Retirement Plan and the Eljer Manufacturing Tax Reduction Investment Plan ("TRIP") are supplemented to account for limitations imposed on benefits under these plans by the Internal Revenue Code of 1986, as amended (the "Code"). Benefits under the Excess Plan are determined by reference to an employee's benefits under the Retirement Plan and benefits under the Supplemental Plan are determined by reference to an employee's benefits under the Retirement Plan and TRIP calculated in each case without regard to the contribution and benefit limitations contained in the Code. Generally, benefits under the Excess Plan and the Retirement Plan related portion of the Supplemental Plan are payable at the time and in the form benefits are payable to an employee under the Retirement Plan and benefits under the TRIP related portion of the Supplemental Plan are payable in a single sum payment following an employee's termination of employment with the Company or its participating subsidiaries, death or disability. The Board has authorized the Eljer Pension Committee to administer the Excess Plan and the Retirement Plan portion of the Supplemental Plan and the Eljer TRIP Administrative and Investment Committee to administer the TRIP related portion of the Supplemental Plan; provided that the Board determines in each case the methods by which benefits are accumulated and distributed (such as the timing and form of benefit payments) under the Excess Plan and the Supplemental Plan.

  For purposes of determining the benefits under the Retirement Plan, the Excess Plan and the Supplemental Plan for the named executive officers, credited years of service and the amount of covered compensation (salary plus bonuses paid in cash or stock) for 1993 are as follows: Mr Arbuckle, 30 years and $480,000; Mr. Thomason, three years and $250,400; Mr. Harris, seven years and $168,300; Mr. Fordyce, one year and $136,530; and Mr. Wackenhuth, 21 years and $166,597. In calculating credited years of service, years of service with Household International, Inc. prior to the spin-off of the Company have been taken into account.

EXECUTIVE COMPENSATION (INCLUDING TERMINATION OF EMPLOYMENT) AGREEMENTS

  Mr. Arbuckle entered into an agreement with the Company in 1991 that provides for certain continued compensation in the event of (i) termination of Mr. Arbuckle's employment by the Company prior to age 65 for any reason other than willful and deliberate misconduct or disability for a specified period that prevents him from reasonably performing his duties or (ii) resignation of employment prior to age 65 by reason of reassignment to a lesser rank or status, reduction of salary benefits or target bonus or reassignment to a geographic area more than 50 miles from his residence as of the date the agreement was executed.

  In the event Mr. Arbuckle's employment is terminated or he resigns for any such reason described above, he will be entitled for 18 months thereafter to
(i) continued salary, (ii) continued targeted bonuses (prorated for such 18-month period) and (iii) continuation of pension accrual, savings plan contributions, deferred compensation (if any) and medical and life insurance benefits or, in each case under (iii), the economic equivalent thereof. Benefit plan accruals under (iii) that would be payable on a deferred basis were he to continue in employment, may be deferred or payable in an actuarially equivalent lump sum at the end of the 18-month period.

  Messrs. Harris and Wackenhuth each entered into an agreement with the Company in 1991, and Mr. Fordyce entered into an agreement with the Company in 1992, identical to Mr. Arbuckle's agreement, with certain exceptions. First, the continuation of compensation provisions will apply if the officer's employment is terminated or he resigns (for the same reasons set forth in Mr. Arbuckle's agreement) prior to the termination of the agreement (rather than at any time prior to age 65). Second, the period of continued compensation will be 12 months (rather than 18 months). The agreements with Messrs. Harris and Wackenhuth were originally scheduled to terminate on May 1, 1994, and the agreement with Mr. Fordyce was scheduled to terminate on April 30, 1994. The term of each of the agreements is, however, renewed automatically for successive one-year periods unless the Company notifies the officer at least 90 days prior to the scheduled termination date of the agreement (as originally fixed or as extended) of the Company's election not to extend the agreement beyond such date. The term of each of the agreements has been extended for at least an additional one-year period.

  Mr. Thomason also entered an agreement with the Company in 1991 with terms that are substantially the same as those contained in the agreements with Messrs. Harris, Wackenhuth and Fordyce. However, in the event of a qualifying employment termination, Mr. Thomason will receive the greater of the following amounts: (i) his benefits under a 1990 employment agreement (which essentially requires continuation of compensation and benefits until the May 30, 1995 termination date of that agreement); or (ii) his benefits under the 1991 agreement (which requires continuation of compensation and benefits for 12 months following employment termination). Mr. Thomason's 1991 agreement was scheduled to terminate on May 1, 1994, but has been extended for at least an additional one-year period.

  The Company's obligations under the employment agreements with Messrs. Arbuckle, Fordyce, Harris, Thomason and Wackenhuth and two other officers of the Company are partially secured by a cash-collateralized letter of credit in the amount of $3,000,000.

  Carl Mudd served as Vice President--Finance, Chief Financial Officer and Secretary of the Company until his resignation on September 24, 1992. Under the terms of a severance agreement with Eljer Manufacturing, Inc., Mr. Mudd received severance benefits until September 30, 1993. The aggregate cash compensation received by Mr. Mudd during fiscal 1993 was $236,000.

CHANGE-IN-CONTROL AGREEMENTS

  The Company has entered into agreements with Messrs. Fordyce, Harris, Thomason and Wackenhuth and two other officers of the Company, providing severance benefits in the event their employment is terminated within two years following a change-in-control of the Company.

  Under these agreements, a change-in-control is defined as the occurrence of any one of the following: (i) the acquisition by a person or entity of shares of stock of the Company representing 25 percent or more of the combined voting power of the stock of the Company; (ii) a change in the majority of the Board of Directors; or (iii) stockholder approval of a liquidation of the Company, a sale or disposition of all or substantially all of the Company's assets or a merger, consolidation or reorganization of the Company.

  If the employment of an officer who is a party to a change-in-control agreement is terminated by the Company other than for "cause" within two years following a change-in-control, or if such an officer voluntarily terminates his or her employment within such time period for "good reason", then the officer will be entitled to the following severance benefits: (i) two times the officer's highest annual base salary while employed by the Company; (ii) two times the greater of (a) the officer's average annual bonus over the preceding three years or (b) the officer's target bonus for the year in which the change-in-control occurs; (iii) the officer's unpaid base salary and accrued vacation pay through the date of employment termination; and (iv) two years of continued coverage under welfare benefit plans, pension plans and profit sharing plans (however, in the event an officer receives substantially similar benefits from a subsequent employer, the coverage under the officer's change-in-control agreement will be discontinued).

  Mr. Arbuckle also has entered into a change-in-control agreement with terms similar to those summarized above. However, in addition to the methods of termination entitling officers to payment under the agreements described above, Mr. Arbuckle's severance benefits also will be payable upon any voluntary termination of his employment within the two-year period following a change-in-control. Mr. Arbuckle's severance benefits will consist of the following: (i) three times his highest annual base salary while employed by the Company; (ii) three times the greater of (a) his average annual bonus over the preceding three years or (b) his target bonus for the year in which the change-in-control occurs; (iii) his unpaid base salary and accrued vacation pay through the date of employment termination; and (iv) three years of continued coverage under welfare benefit plans, pension plans, and profit sharing plans (however, in the event Mr. Arbuckle receives substantially similar benefits from a subsequent employer, the continued coverage under his change-in-control agreement will be discontinued).

  Upon a change in control of the Company, all outstanding awards granted under the Company's Long-Term Executive Incentive Compensation Plan and 1991 Long-Term Performance Plan shall become fully vested, exercisable and/or payable.

REPRICING OF OPTIONS

  In 1993, the Company did not adjust or amend the exercise price of stock options or SARs previously granted to any of the named executive officers.

PERFORMANCE GRAPH

  The following graph sets forth the cumulative total stockholder return for the Common Stock, the New York Stock Exchange Market Index and a Competitor Group Index for the years indicated as prescribed by SEC rules.

   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1) AMONG ELJER INDUSTRIES,
             INC., NYSE MARKET INDEX AND COMPETITOR GROUP INDEX(2)


                                       4/3/89  1989   1990   1991   1992   1993
                                       ------ ------ ------ ------ ------ ------
Company...............................  100    85.43  32.21  29.39  40.69  29.95
NYSE Market...........................  100   119.44 113.90 146.88 156.05 177.38
Competitor Group......................  100    95.13  63.93  90.02 121.00 151.51

- - --------
(1) Total return assuming reinvestment of dividends. Assumes $100 invested on April 3, 1989, the date on which the Company's Common Stock became publicly traded, in the Common Stock, the NYSE Market Index and a Company constructed competitor group index.
(2) The Company constructed competitor group consists of the following companies: Hughes Supply, Inc., Manville Corporation, Masco Corporation, Morgan Products Ltd., Noland Company, Nortek, Inc., Owens-Corning Fiberglas Corporation, Ply Gem Industries, Inc. and Waxman Industries, Inc. Total return calculations were weighted according to the respective company's market capitalization.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires directors and officers of the Company and persons who own more than 10 percent of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended January 2, 1994, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with, except a Form 3 due in connection with the election of Walter C. Minnick to the Board of Directors in April 1993 was filed late in May 1993.

                NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND
                      STOCKHOLDER NOMINATIONS OF DIRECTORS

  The Company's By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company.

  The By-laws provide that only persons who are nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The By-laws provide further that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, any notice regarding director nominations or other items of business to be considered at the meeting must be received by the Company not less than 30 days prior to the meeting (or if fewer than 40 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the tenth day following the day on which such notice was mailed or such public disclosure was made).

  Notice to the Company from a stockholder who proposes to nominate a person at an annual meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Company stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. Furthermore, certain information must be provided about the stockholder making the nomination. The Company may require any person nominated by the Board of Directors to furnish the information that would be required to be set forth in a stockholder's notice of nomination with respect to such nominee.

  Under the By-laws, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about such business and about the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the meeting, the class and number of shares of Company stock beneficially owned by such stockholder and any material interest of such stockholder in the business so proposed.

  If the Chairman of the Board of Directors or other officer presiding at a meeting of stockholders of the Company determines that a person was not nominated in accordance with the By-laws, such person will not be eligible for election as a director, or if the Chairman or other presiding officer determines that the business was not properly brought before such meeting in accordance with the By-laws, such business will not be conducted at meeting. Nothing in the By-laws will preclude discussion by any stockholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-mentioned procedures.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  Based upon the recommendation of the Audit Committee, the Company's Board of Directors has voted to appoint, subject to ratification by the Company's stockholders, Arthur Andersen & Co. as the firm of independent certified public accountants to audit the financial statements of the Company and its subsidiaries for 1994. Although it is not required to do so, the Board is submitting the selection of auditors for ratification in order to obtain stockholders' approval of this appointment. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required to ratify the selection of auditors. If the selection is not ratified, the Board of Directors will reconsider the appointment. A representative of Arthur Andersen & Co. will be present at the annual meeting with the opportunity to make a statement to stockholders if he or she so desires and to respond to appropriate questions from stockholders.

                                 OTHER BUSINESS

  The management of the Company knows of no business other than that stated in this Proxy Statement which will be presented for action at the 1994 Annual Meeting. If however, other business should properly come before the meeting, the persons designated in the enclosed proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

  THE COMPANY WILL PROVIDE WITHOUT COST TO ANY OF ITS STOCKHOLDERS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR WHICH THE COMPANY IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO ELJER INDUSTRIES, INC., 17120 DALLAS PARKWAY, DALLAS, TEXAS 75248, ATTENTION: EDWARD W. FORDYCE, JR., VICE PRESIDENT--GENERAL COUNSEL AND SECRETARY.

                      1995 ANNUAL MEETING OF STOCKHOLDERS

  Proposals from stockholders to be presented at the 1995 Annual Meeting of Stockholders of the Company must be received by the Company on or before January 6, 1995 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                          ELJER INDUSTRIES, INC.

                                            Scott G. Arbuckle
                                              President and
                                             Chief Executive
                                                 Officer

Dallas, Texas
May 6, 1994

                            [ELGER INDUSTRIES LOGO]

                        NOTICE OF 1994 ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

                                   APPENDIX
                           pursuant to Reg. 232-304
                                Regulation S-T
                          Graphic and Image Material

  The proxy statement related to the Annual Meeting of Shareholders of Eljer Industries to be held on June 21, 1994 includes the following graphic and image material:

      1. A map depicting routes to and location of the Shareholders Meeting will be placed on the inside front cover of the Notice to Shareholders.

      2.  The performance graph to be shown on page 20 of the proxy statement.

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                                   P R O X Y


 LOGO
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

17120 DALLAS
  PARKWAY,
   DALLAS,
 TEXAS 75248

  The undersigned hereby appoints Frank J. Morgan, Scott G. Arbuckle, and John
H. Deininger, and each or any of them, as Proxies, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Eljer Industries, Inc. held of record by the undersigned on April 29, 1994, at the Annual Meeting of Stockholders to be held on June 21, 1994, or any postponement or adjournment thereof.

              PLEASE MARK, SIGN,
            DATE, AND RETURN THIS
             PROXY CARD PROMPTLY
              USING THE ENCLOSED
                  ENVELOPE.

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   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. LOGO
1. ELECTION OF DIRECTOR--

 C.A. Rundell, Jr.
 FOR
  WITHHOLD
LOGO
2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. as the independent auditors of the Company for the fiscal year ending January 1, 1995.
 FOR
   AGAINST
     ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
LOGO
This proxy will be voted as you direct above. In the absence of such direction, it will be voted FOR the Nominee listed above and FOR ratification of the ap-pointment of Arthur Andersen & Co.
         Dated: _________________________________________________________, 1994
________________________________________________________________________________
________________________________________________________________________________
Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.